Exhibit 99.2
KATHLEEN A. HERKENHOFF (Cal. Bar No. 168562)
THE WEISER LAW FIRM, P.C.
12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: (858) 794-1441
Facsimile: (858) 794-1450
kah@weiserlawfirm.com
ROBERT B. WEISER
BRETT D. STECKER
JEFFREY J. CIARLANTO
THE WEISER LAW FIRM, P.C.
121 North Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: (610) 225-2677
Facsimile: (610) 225-2678
Co-Lead Counsel for Plaintiffs
[Additional counsel appear on signature page]
SUPERIOR COURT OF THE STATE OF CALIFORNIA
COUNTY OF LOS ANGELES

In re RENTECH, INC. DERIVATIVE	)	Lead Case No. BC 430553
LITIGATION	)
	)	(Consolidated with Case Nos.
	)	BC 430757 and BC 431278)
This Document Relates To:	)
	)	AMENDED STIPULATION OF SETTLEMENT
ALL ACTIONS	)
	)	JUDGE: Emilie H. Elias
	)	DEPT.: 324
TRIAL DATE: None Set
AMENDED STIPULATION OF SETTLEMENT

This Amended Stipulation of Settlement (the “Amended Stipulation”) is dated as of May 19, 2011, and is entered into by and between the following parties to the above-captioned shareholder derivative action (the “State Action”): (a) Andrew L. Tarr, Sergiu S. Strumingher and Gerald Smith (the “State Plaintiffs”) in their capacity as shareholders of nominal defendant Rentech, Inc. (“Rentech” or the “Company”); (b) Dennis L. Yakobson, Michael S. Burke, D. Hunt Ramsbottom, Michael F. Ray, Ronald M. Sega, Edward M. Stern, Halbert S. Washburn, John A. Williams, Dan J. Cohrs, Douglas M. Miller, I. Merrick Kerr and Erich W. Tiepel (collectively, the “Defendants”); and (c) Rentech, on the terms and conditions herein. This Amended Stipulation is also entered by and between the following parties to the related shareholder derivative action pending in the United States District Court for the Central District of California, entitled In re Rentech, Inc. Deriv. Litig., Lead Case No. 10-0485-GHK (PJWx) (the “Federal Action”). The Federal Action parties to this Amended Stipulation are: (a) John Cobb and Virginia Harpster (the “Federal Plaintiffs”) in their capacity as Rentech shareholders; (b) the above-listed Defendants; and (c) Rentech.1
I. FACTUAL BACKGROUND AND OVERVIEW OF THE ACTIONS
Rentech, a Colorado corporation headquartered in Los Angeles, provides clean energy solutions to produce ultra-clean synthetic fuels and chemicals. In the Actions, Plaintiffs have alleged that during the period from at least February 8, 2008 through approximately December 2009 (the “Relevant Period”), the Defendants breached their fiduciary duties by, inter alia, causing Rentech to improperly classify cash deposits required by forward gas purchase contracts as inventory, as opposed to classifying deposits on gas purchase contracts within current assets on Rentech’s balance sheet. As a result, Plaintiffs allege that the Defendants knowingly or recklessly caused Rentech to incorrectly record millions of dollars as inventory. In addition, Plaintiffs allege that the Defendants caused Rentech to incorrectly report its deferred revenues and accounts receivable in offsetting amounts.

[1]
The State Plaintiffs, the Federal Plaintiffs, the Defendants, and Rentech are collectively referred to herein as the “Settling Parties.” The State Action and Federal Action are collectively referred to herein as the “Actions.” The State Plaintiffs and Federal Plaintiffs are collectively referred to herein as the “Plaintiffs.”

AMENDED STIPULATION OF SETTLEMENT

The Actions allege a series of purportedly false and misleading statements that Defendants caused Rentech to issue during the Relevant Period in light of the above-referenced conduct. Those false statements include allegedly material misrepresentations regarding the Company’s financial results and business prospects in the following public filings with the Securities and Exchange Commission (“SEC”): (1) Rentech’s First Quarter 2008 results, filed with the SEC on February 8, 2008; (2) Rentech’s Second Quarter 2008 results, filed with the SEC on May 9, 2008; (3) Rentech’s Third Quarter 2008 results, filed with the SEC on August 11, 2008; (4) Rentech’s Fourth Quarter 2008 results and Annual Report for fiscal year 2008, both filed with the SEC on December 15, 2008; (5) Rentech’s First Quarter 2009 results, filed with the SEC on February 9, 2009; (6) Rentech’s Second Quarter 2009 results, filed with the SEC on May 11, 2009; and (7) Rentech’s Third Quarter 2009 results, filed with the SEC on August 10, 2009. Plaintiffs allege that each of these SEC filings contained materially false and misleading information with respect to Rentech’s financial status, including inventories, accumulated deficit, total cost of sales, gross profit (loss), loss from continuing operations before taxes, net loss and EPS. Plaintiffs alleged that Rentech was damaged as a result thereof.
On December 14, 2009, Rentech announced that it would restate its financial statements for the last three fiscal quarters of 2008, its annual report for fiscal 2008, and the first three fiscal quarters of 2009. On the trading day following the December 14, 2009 announcement, Rentech’s stock fell approximately 11% from its December 14, 2009, closing price of $1.64 per share, to close on December 16, 2009, at $1.47 per share.
Beginning on December 29, 2009, multiple securities fraud class actions were filed in the Federal Court, in which Rentech and several of the Defendants were named as defendants. These actions were subsequently consolidated into one action, captioned In re Rentech, Inc. Sec. Litig. 2:09-cv-09495-GHK (PJWx) (the “Securities Action”). On or about April 5, 2010, the Federal Court appointed a Lead Plaintiff and Lead Counsel for the Securities Action. On May 20, 2010, the Lead Plaintiff filed his Consolidated Complaint for Violation of the Federal Securities Laws (the “Securities Action Complaint”). The parties to the Securities Action conducted a mediation on October 5, 2010, and the defendants in that action filed a motion to dismiss on October 15, 2010.
AMENDED STIPULATION OF SETTLEMENT

Shortly after the initial complaints were filed in the Securities Action, shareholder derivative complaints on behalf of Rentech were filed in this Court and in the Federal Court. Specifically, on January 26, 2010, January 27, 2010 and February 4, 2010, respectively, plaintiffs Andrew Tarr (“Tarr”), Sergiu S. Strumingher (“Strumingher”), and Gerald Smith (“Smith”) filed shareholder derivative complaints against the Defendants on behalf of Rentech in this Court. On April 5, 2010, the Court consolidated the Tarr, Strumingher, and Smith actions under the caption In re Rentech, Inc. Derivative Litigation, Lead Case No. BC430553, thus forming the State Action. On January 22, 2010, and February 10, 2010, respectively, plaintiffs John Cobb (“Cobb”) and Virginia Harpster (“Harpster”) initiated shareholder derivative actions on behalf of Rentech in the Federal Court. On February 26, 2010, the Federal Court consolidated the Cobb and Harpster actions under the caption In re Rentech, Inc. Shareholder Derivative Litigation, Lead Case No. CV10-0485-GHK-PJW, thus forming the Federal Action.
On October 5, 2010, the Settling Parties participated in a formal joint mediation (the “Mediation”) before JAMS mediator the Hon. (Ret.) Dickran Tevrizian (“Judge Tevrizian”) in Los Angeles, California. Although the Settling Parties made some progress at the Mediation, the Actions did not settle at that time. The Mediation, however, served as the springboard for continued settlement discussions which occurred throughout the fall and winter of 2010. With the substantial assistance of Judge Tevrizian, the Settling Parties were able to reach an agreement-in-principle on the settlement terms herein, which ultimately culminated in the proposed settlement (the “Settlement”) reflected in this Amended Stipulation.
II. INVESTIGATION AND RESEARCH CONDUCTED BY PLAINTIFFS’ COUNSEL
Plaintiffs’ Counsel (as that term is defined in §V hereof) believe that they have conducted an extensive investigation during the development and prosecution of the Actions. This investigation has included, inter alia, (i) inspecting, reviewing and analyzing the Company’s public filings; (ii) researching the applicable law with respect to the claims asserted in the Actions and the potential defenses thereto (iii) researching corporate governance issues; (iv) preparing a detailed mediation brief, and (vii) attending the formal Mediation and participating in numerous telephonic meetings with Defense Counsel and Judge Tevrizian.
AMENDED STIPULATION OF SETTLEMENT

III. NO ACKNOWLEDGMENT OF WRONGDOING OR LIABILITY
Each Defendant has denied and continues to deny each and all of the claims and allegations of wrongdoing made in the Actions and maintains furthermore that they have meritorious defenses. Each Defendant has expressly denied and continues to deny all charges of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions, and Defendants contend that many of the factual allegations in the Complaint are materially inaccurate. Defendants also have denied and continue to deny, inter alia, the allegations that any Defendant breached any fiduciary duty or caused any damage to Plaintiffs or Rentech. Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and Current Rentech Stockholders (as that term is defined in Section V below). Pursuant to the terms set forth below, this Amended Stipulation shall in no event be construed as or deemed to be evidence of an admission or concession by Defendants with respect to any claim of any fault, liability, wrongdoing, or damage whatsoever.
Solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, Defendants have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Amended Stipulation. Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions. Defendants have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. Each of the Defendants denies and continues to deny the allegations concerning any alleged breach of fiduciary duty.
AMENDED STIPULATION OF SETTLEMENT

IV. CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT
Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial and appeals, Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Amended Stipulation. Based on these considerations, among others, Plaintiffs’ Counsel believe that the Settlement set forth in this Amended Stipulation confers substantial benefits upon Rentech and Current Rentech Stockholders.
V. TERMS OF AMENDED STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (on behalf of themselves and derivatively on behalf of Rentech), Rentech, and Defendants, by and through their respective counsel, that, subject to the approval of the Court, the Actions and the Released Claims shall be finally and fully compromised, settled and released, and the Actions shall be dismissed with prejudice, as to Defendants, upon and subject to the terms and conditions of the Amended Stipulation, as follows:
1. Definitions
As used herein, the following terms have the meanings specified below:
1.1 “Actions” means the State Action and Federal Action, as those terms are defined herein.
1.2 “Court” means the Superior Court of the State of California, County of Los Angeles.
1.3 “Current Rentech Stockholder(s)” means any record or beneficial holder of Rentech common stock as of May 19, 2011, and their successors in interest.
AMENDED STIPULATION OF SETTLEMENT

1.4 “Defendants” means Dennis L. Yakobson, Michael S. Burke, D. Hunt Ramsbottom, Michael F. Ray, Ronald M. Sega, Edward M. Stern, Halbert S. Washburn, John A. Williams, Dan J. Cohrs, Douglas M. Miller, I. Merrick Kerr and Erich W. Tiepel.
1.5 “Defense Counsel” means Latham & Watkins LLP.
1.6 “Effective Date” means the date that the Final Judgment and Order approving the Settlement in accordance with this Amended Stipulation becomes Final within the meaning of §1.10 hereof.
1.7 “Federal Action” means the consolidated shareholder derivative action pending in the Federal Court entitled, In re Rentech, Inc. Deriv. Litig., Lead Case No. 10-0485-GHK (PJWx), and all actions consolidated therewith.
1.8 “Federal Court” means the United States District Court for the Central District of California.
1.9 “Federal Plaintiffs” means John Cobb and Virginia Harpster, together with any of their agents, heirs, assigns, predecessors and/or successors.
1.10 “Final” means that with respect to any court order, including but not limited to the Final Judgment and Order, that such order represents a final and binding determination of all issues within its scope and is not subject to further review on appeal or otherwise. Without limitation, an order (including the Final Judgment and Order) becomes “Final” when: (a) the date as of which the time to appeal the Court’s order has expired without any appeal having been sought or taken or (b) if an appeal is filed, sought or taken, the date as of which such appeal shall have been finally determined in such a manner as to affirm the Court’s original order without any material change thereto and the time, if any, for commencing any further appeal has expired. For purposes of this definition, an “appeal” includes appeals as of right, discretionary appeals, interlocutory appeals, proceedings involving writs of certiorari, mandamus, or prohibition, and any other proceedings of like kind. Any appeal or other proceeding pertaining to any order issued in respect of any application by Plaintiffs’ Counsel for attorneys’ fees and/or expenses, shall not in any way delay or preclude the Final Judgment and Order from becoming Final.
AMENDED STIPULATION OF SETTLEMENT

1.11 “Final Judgment and Order” means the Final Judgment and Order of Dismissal to be rendered by the Court, substantially in the form attached hereto as Exhibit B.
1.12 “Notice” means that notice of the settlement to be provided to Current Rentech Stockholders, in a form and manner referenced in ¶3.1 hereof, approved by this Court, and which is consistent with the requirements of Federal Rule of Civil Procedure 23.1 and due process.
1.13 “Person” means an individual, corporation, limited liability company, professional corporation, joint venture, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.14 “Plaintiffs’ Counsel” means counsel who have appeared on behalf of any of the Plaintiffs in the Actions.
1.15 “Related Parties” means each of a Defendant’s and Rentech’s past or present directors, families, officers, managers, employees, partners, members, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, executors, administrators, related or affiliated entities, any entity in which a Defendant or Rentech has a controlling interest, any members of their immediate families, or any trust of which any Defendant or Rentech is the settlor or which is for the benefit of any Defendant and/or member(s) of his or her family.
1.16 “Released Claims” shall collectively mean any and all claims (including “Unknown Claims” as defined in ¶1.22 hereof), debts, demands, rights, liabilities, damages, actions, losses, obligations, judgments, suits, fees, expenses, costs, any other relief of any nature whatsoever, matters, issues and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, under state, federal, local, common, foreign or statutory law or any other law, rule or regulation, contingent or absolute, disclosed or undisclosed, concealed or hidden, direct or derivative that were asserted in the Actions or in the future could be asserted in any court, tribunal or proceeding by Plaintiffs, Rentech or by any Current Rentech Stockholder (claiming, derivatively in the right
AMENDED STIPULATION OF SETTLEMENT

of, or on behalf of, the Company), against any of the Released Persons, which have arisen, arise now or hereafter arise out of, are based upon or relate in any manner to the allegations, matters, acts, facts, circumstances, transactions, events, occurrences, disclosures, statements, representations, misrepresentations, omissions, acts or failures to act giving rise to the allegations in the Actions, including, without limitation, claims for negligence, gross negligence, breach of fiduciary duty, including without limitation the duties of care and/or loyalty, fraud, constructive fraud, self-dealing, misrepresentation (whether intentional, negligent or innocent), omission (whether intentional, negligent or innocent), concealment (whether intentional, negligent or innocent), mismanagement, gross mismanagement, abuse of control, waste, money damages, unjust enrichment, breach of contract, or violations of any federal, state, local or foreign law, or any other rule, law, or regulation, or any other source of legal or equitable obligation of any kind or description in whatever forum or allegations that could have been made in the Actions. This agreement does not affect the claims asserted in the securities class action entitled In re Rentech, Inc. Sec. Litig., No. 2:09-cv-0945-GHK-PJW.
1.17 “Released Persons” means each and all of the Defendants and their respective Related Parties.
1.18 “Settlement” means the proposed settlement and compromise of the Actions as provided for herein.
1.19 “Settling Parties” means, collectively, each of the Defendants and the Plaintiffs on behalf of themselves and derivatively on behalf of Rentech, and Rentech.
1.20 “State Action” means the above-captioned consolidated shareholder derivative action.
1.21 “State Plaintiffs” means Andrew L. Tarr, Sergiu Strumingher and Gerald Smith, together with any of their agents, heirs, assigns, predecessors and/or successors.
AMENDED STIPULATION OF SETTLEMENT

1.22 “Unknown Claims” means any Released Claims which Plaintiffs, Rentech, or any Current Rentech Stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. Plaintiffs, Rentech, or Current Rentech Stockholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Plaintiffs, Rentech, or Current Rentech Stockholders shall expressly, upon the Effective Date, be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs and Rentech acknowledge, and Current Rentech Stockholders shall be deemed by operation of the Final Judgment and Order to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a material and essential part and expressly waive (i) the benefits of the provisions of §1542 of the California Civil Code, which provides that
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR;”
and (ii) the benefits of any comparable law, statute, regulation or legal principle of any other jurisdiction.
2. The Settlement
As a result of the filing, prosecution and Settlement of the Actions, Defendants have agreed that the Company and/or its Board of Directors (the “Board”) will adopt the corporate governance enhancements (the “Corporate Governance Relief”), described below. The Corporate Governance Relief constitutes the consideration for this Amended Stipulation, and Rentech and the Defendants acknowledge that the pendency and prosecution of the Actions were a substantial cause in the Board’s decision to implement and/or maintain the Corporate Governance Relief, and that the Corporate Governance Relief will materially benefit Rentech and Current Rentech Stockholders.
AMENDED STIPULATION OF SETTLEMENT

Unless a different period is specified herein, within 30 business days of the Court entering the Final Judgment and Order, the following agreed-upon Corporate Governance Relief shall be implemented by the Company, and shall remain in place for a period of at least three years from the date of entry of the Final Judgment and Order. However, if any of the Corporate Governance Relief should conflict with any applicable law(s) or any applicable rule(s) of any national securities exchange or interdealer quotation system, the Company will comply with such applicable law(s) or rule(s) notwithstanding the provisions of the Settlement or any orders implementing the Settlement.
(a) Changes to Board Practices
(i) Rentech has added one independent director to its Board pursuant to Rentech’s existing procedures for the nomination of independent directors.
(ii) Rentech will implement a policy providing that its Chief Executive Officer (“CEO”) may not serve on more than one public company board, excluding Rentech’s Board.
(iii) Rentech will implement a policy that directors who are employees of Rentech (other than Rentech’s CEO) may not serve on more than two public company boards, excluding Rentech’s Board.
(iv) Rentech will implement a policy that the Board will hold an executive session outside the presence of any employee directors at least once per fiscal quarter.
(v) Rentech will implement a policy that no Board member may serve as the chair of more than one standing committee of the Board.
(vi) Rentech will implement a policy limiting the term of any non-executive chairman of the Board to six consecutive years.
(vii) Rentech will implement a policy requiring each member of the Board to attend each annual shareholder meeting in person, absent good cause. At each annual shareholder meeting, shareholders shall have the opportunity to ask questions of the CEO and Board, both orally and in writing, and receive answers and discussion where appropriate.
AMENDED STIPULATION OF SETTLEMENT

(b) Changes to Internal Controls Over Financial Reporting
(i) Within 60 days of the entry of the Final Judgment and Order, Rentech will update and post the charter of its Disclosure Committee on the Company’s external website.
(ii) For at least the next three fiscal years (i.e., 2011-2013), management shall annually assess the adequacy of the Company’s internal controls and will discuss in the Annual Report on Form 10-K any identified material weakness with respect to each of the following:
(a) Staff in finance and accounting with adequate knowledge regarding accounting for gas contracts, deposits, deferred revenue and inventory valuations in accordance with generally accepted accounting principles;
(b) The internal communication process associated with accounting for gas contracts, deposits, deferred revenue and inventory valuation; and
(c) The communication process associated with external auditors.
VI. SETTLEMENT PROCEDURE
3.1 Within ten (10) business days of the execution of this Amended Stipulation, the Settling Parties shall jointly submit this Amended Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the Preliminary Approval Order”), substantially in the form of Exhibit A attached hereto, providing for the scheduling of a hearing on the Settlement set forth in this Amended Stipulation (the “Settlement Hearing”), and approval for the publication of a Notice of Settlement of the Actions (the “Notice”), substantially in the form of Exhibit A-1 attached hereto.
3.2 Within ten (10) business days of the entry of the Preliminary Approval Order, Rentech shall cause the Notice (in the form approved by the Court) and Amended Stipulation to be (a) filed with the SEC on a Current Report on Form 8-K, and (b) posted to the Investor Relations section of Rentech’s website (which posting shall be maintained through the date of the Settlement Hearing). In addition, within ten (10) business days of the entry of the Preliminary Approval Order, Rentech shall cause the Notice to be published one time in Investor’s Business Daily.
AMENDED STIPULATION OF SETTLEMENT

3.3 Rentech shall pay for the costs associated with publishing, filing and posting the Notice, and for filing and posting the Amended Stipulation, as set forth in §3.2 above. At least five (5) court days prior to the Settlement Hearing, Rentech’s Counsel shall file with the Court and serve on all parties proof, by affidavit or declaration, of such filing, publishing, and posting of the Notice and the filing and the posting of the Amended Stipulation in accordance with §3.2 above.
3.4 Pending the Effective Date, the Plaintiffs and Plaintiffs’ Counsel shall not commence or participate in any other actions or proceedings asserting any of the Released Claims, against any of the Released Persons, that are encompassed by the Settlement.
3.5 Within five (5) business days of the full execution of this Amended Stipulation, the parties to the Federal Action shall jointly (i) notify the Federal Court of the Amended Stipulation and the Settlement, and (ii) request that the Federal Court maintain the present stay of all proceedings in the Federal Action pending final approval of the Settlement. Within five (5) business days of the entry of the Final Judgment and Order in the State Action, the Federal Plaintiffs shall request that the Federal Court dismiss with prejudice the Federal Action. The Settling Parties shall cooperate with each other and use all reasonable best efforts to effectuate promptly such dismissal with prejudice.
VII. RELEASES
4.1. Upon the Effective Date, as defined in §V, Plaintiffs and Plaintiffs’ Counsel, on their own behalf and derivatively on behalf of Rentech (as nominal defendant), and Current Rentech Stockholders shall be deemed to have, and by operation of the Final Judgment and Order shall have fully, finally, and forever released, relinquished, extinguished, and discharged all Released Claims (including Unknown Claims as defined in §V) against each and all of the Released Persons and shall be permanently barred and enjoined from instituting, commencing, or prosecuting or asserting any Released Claim against any of the Released Persons. This Amended Stipulation shall not affect any claims against persons other than the Released Persons as defined herein.
AMENDED STIPULATION OF SETTLEMENT

4.2. Upon the Effective Date, as defined in §V, Rentech and each of the Released Persons shall be deemed to have, and by operation of the Final Judgment and Order shall have, fully, finally, and forever released, relinquished, extinguished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims as defined in §V), arising out of, relating to, or in connection with the institution, prosecution, assertion, Settlement or resolution of the Actions or the Released Claims.
VIII. PLAINTIFFS’ COUNSEL’S FEES AND EXPENSES
5.1 As a unitary part of the Settlement terms set forth herein and in recognition of the substantial benefits provided to Rentech and Current Rentech Stockholders as a result of the initiation, prosecution, and settlement of the Actions, Rentech, on behalf of all Defendants, has agreed, subject to approval by the Court, to pay a total sum of $300,000 to Plaintiffs’ Counsel for costs, fees and expenses in the Actions (the “Fee Award”). The Parties mutually agree that this Fee Award is fair and reasonable in light of the material benefits bestowed upon Rentech and Current Rentech Stockholders by the Settlement.
5.2 The Fee Award shall be transferred to The Weiser Law Firm, P.C., as receiving agents for Plaintiffs’ Counsel, within ten (10) business days after the Court has both entered the Final Order and Judgment and approved the Fee Award. The Weiser Law Firm, P.C. shall hold said funds in its client trust account pending agreement among Plaintiffs’ Counsel as to the allocation of the Fee Award.
5.3 In the event that any Order concerning the Fee Award is reversed or modified, and in the event that the Fee Award has been paid to any extent, then Plaintiffs’ Counsel shall within five (5) business days from the reversal or modification refund the Fee Award (or such portion as the modification may require). Plaintiffs’ Counsel, as a condition of receiving the Fee Award, on behalf of themselves and each partner and/or shareholder of their respective law firms, agree that each of their respective law firms and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.
5.4 Approval of the request for the Fee Award shall not be a condition of the Settlement. Any order or proceedings relating to the request by Plaintiffs’ Counsel for the Fee Award or any appeal from any order relating thereto or modification thereof shall not operate to terminate or cancel this Amended Stipulation, and shall not affect the Final Judgment and Order approving this Amended Stipulation or prevent the Settlement from becoming Final.
AMENDED STIPULATION OF SETTLEMENT

IX. CONDITIONS OF SETTLEMENT, EFFECT OF NON-APPROVAL, CANCELLATION OR TERMINATION
6.1. The Effective Date shall be conditioned on the occurrence of all of the following events:
(a) the Court has entered the Preliminary Approval Order, as provided in ¶3.1 herein;
(b) the Court has finally approved the Settlement as described herein, following notice to Current Rentech Stockholders as provided in ¶¶3.1-3.2 herein;
(c) the Court has entered the Final Judgment and Order (“Judgment”) dismissing the State Action with prejudice and the Judgment has become Final; and
(d) the Federal Court has dismissed the Federal Action with prejudice.
6.2. If all of the conditions specified in ¶6.1 are not met, then the Amended Stipulation shall be canceled and terminated, unless Plaintiffs, Defendants, and Rentech mutually agree in writing to proceed with the Amended Stipulation.
6.3. If the Effective Date does not occur, or if the Amended Stipulation is not approved by the Court or the Settlement set forth in the Amended Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Actions as of the date of execution of this Amended Stipulation. In such event, the terms and provisions of the Amended Stipulation, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any Judgment or order entered by the Court in accordance with the terms of the Amended Stipulation shall be treated as vacated, nunc pro tunc.
X. MISCELLANEOUS PROVISIONS
7.1. The Settling Parties (a) acknowledge that it is their intent to consummate the agreements embodied in this Amended Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Amended Stipulation and to exercise their good faith best efforts to accomplish the foregoing terms and conditions of the Amended Stipulation.
AMENDED STIPULATION OF SETTLEMENT

7.2. The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Actions and their subject matter. The Settling Parties agree that the Settlement was negotiated in good-faith by the Settling Parties and reflects a Settlement that was reached voluntarily after consultation with experienced counsel.
7.3. While Rentech and the Defendants deny that the claims advanced in the Actions are meritorious, Rentech and Defendants agree that the Actions were filed in accordance with the applicable federal and California rules, including, without limitation, Federal Rule of Civil Procedure 11 and California Code of Civil Procedure §128.7, and were not filed in bad faith. The Settling Parties will jointly request that the Judgment contain a finding that during the course of the Actions, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, California Code of Civil Procedure §128.7, and all other similar laws.
7.4 Pending Court approval of the Amended Stipulation and the Settlement, (i) Plaintiffs agree not to initiate any proceedings other than those proceedings incidental to the Settlement itself; and (ii) Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claim. If any action that would be barred by the releases contemplated by this Amended Stipulation is commenced against any of the Released Persons prior to the entry of Final Judgment, and such action is not dismissed prior to the Settlement Hearing contemplated by this Amended Stipulation, any Defendant may, at his, her or its sole option, withdraw from the Settlement prior to the Settlement Hearing. The Settlement shall remain binding as to the remaining parties thereto, if any.
AMENDED STIPULATION OF SETTLEMENT

7.5. Neither the Amended Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Amended Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or invalidity of any Released Claim, or of any wrongdoing or liability or lack thereof of the Defendants and Released Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission or lack thereof of any of the Defendants and Released Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Defendants and Released Persons may file the Amended Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. Defendants have denied and continue to deny each and all of the claims alleged in the Actions. Plaintiffs, Rentech or any Current Rentech Stockholder, may file the Amended Stipulation in any proceeding brought to enforce any of its terms or provisions. The Settling Parties and their counsel, and each of them, agree, to the extent permitted by law, that all agreements made and orders entered during the course of the Actions relating to the confidentiality of information shall survive this Amended Stipulation.
7.6. Plaintiffs agree not to institute, join in, or cooperate in any way in any threatened, pending, or future litigation, lawsuit, claim or action against the Released Persons, or any of them, alleging, prosecuting, regarding, concerning, relating to, referring to or arising out of in any way the Released Claims.
7.7. Plaintiffs warrant and represent that they have not assigned or transferred or attempted to assign or transfer to any person or entity any Released Claim or any portion thereof or interest therein.
7.8. Plaintiffs hereby represent and warrant that they have adequate information regarding the terms of this Settlement, the scope and effect of the releases set forth herein, and all other matters encompassed by this Amended Stipulation to make an informed and knowledgeable decision with regard to entering into this Amended Stipulation, and that they have independently, and without reliance upon Rentech or Defendants, made their own analysis and decision to enter into this Amended Stipulation.
AMENDED STIPULATION OF SETTLEMENT

7.9. Rentech and Defendants hereby represent and warrant that they have adequate information regarding the terms of this Settlement, the scope and effect of the releases set forth herein, and all other matters encompassed by this Amended Stipulation to make an informed and knowledgeable decision with regard to entering into this Amended Stipulation, and that they have independently and without reliance upon the Plaintiffs made their own analysis and decision to enter into this Amended Stipulation. Rentech and Defendants acknowledge and hereby verify that the Plaintiffs have not made any representation or warranty and has no duty or obligation to them, whether express or implied, of any kind or character, except as expressly set forth herein.
7.10. This Amended Stipulation has been jointly drafted by the parties at arm’s length. No provision or ambiguity in this Amended Stipulation shall be construed or interpreted against any party by virtue of its participation in the drafting of this Amended Stipulation. The Amended Stipulation shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the parties.
7.11. The covenants contained in this Amended Stipulation provide good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Amended Stipulation.
7.12. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of the Amended Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Amended Stipulation to be performed by such other party.
7.13. All of the Exhibits to the Amended Stipulation are material and integral parts hereof and are fully incorporated herein by reference.
7.14. The Amended Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.
AMENDED STIPULATION OF SETTLEMENT

7.15. The Amended Stipulation and the Exhibits attached hereto constitute the entire agreement between Plaintiffs, Rentech and Defendants and no representations, warranties or inducements have been made to any party concerning the Amended Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each of the Settling Parties shall bear their own costs.
7.16. Each counsel or other Person executing the Amended Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.
7.17. The Amended Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.
7.18. The Amended Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.
7.19. The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Amended Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Amended Stipulation and for any matters arising out of, concerning, or relating thereto.
7.20. The Amended Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Amended Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles.
AMENDED STIPULATION OF SETTLEMENT

IN WITNESS WHEREOF, the parties hereto have caused the Amended Stipulation to be executed, by their duly authorized attorneys.
IT IS SO STIPULATED.

DATED: May 19, 2011	THE WEISER LAW FIRM, P.C.
KATHLEEN A HERKENHOFF (168562)

/s/ KATHLEEN A HERKENHOFF KATHLEEN A HERKENHOFF

12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: (858) 794-1441
Facsimile: (858) 794-1450

THE WEISER LAW FIRM, P.C.
ROBERT B. WEISER
BRETT D. STECKER
JEFFREY J. CIARLANTO
121 North Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: (610) 225-2677
Facsimile: (610) 225-2678

Co-Lead Counsel for Plaintiffs

DATED: May 19, 2011	THE SHUMAN LAW FIRM
KIP B. SHUMAN
RUSTY E. GLENN

/s/ KIP B. SHUMAN KIP B. SHUMAN

885 Arapahoe Ave.
Boulder, CO 80302
Telephone: (866) 974-8626
Facsimile: (303) 484-4886

Co-Lead Counsel and Counsel for Plaintiffs
Tarr and Strumingher

DATED: May 19, 2011	JOHNSON & WEAVER, LLP
FRANK J. JOHNSON
KEITH M. COCHRAN

/s/ FRANK J. JOHNSON FRANK J. JOHNSON

501 West Broadway, Ste. 1720
San Diego, CA 92101
Telephone: (619) 230-0063
Facsimile: (619) 238-0622

Counsel for Plaintiff Virginia Harpster
AMENDED STIPULATION OF SETTLEMENT

DATED: May 19, 2011	ROBBINS UMEDA LLP
BRIAN ROBBINS
KEVIN A. SEELY
ARSHAN AMIRI

/s/ BRIAN ROBBINS BRIAN ROBBINS

600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Counsel for Plaintiff John Cobb

DATED: May 19, 2011	THE WARNER LAW FIRM
PAUL T. WARNER

/s/ PAUL T. WARNER PAUL T. WARNER

11123 McCracken Lane, Suite A
Cypress, TX 77429
Telephone: 281/664-7777
Facsimile: 281/664-7774

Law Offices of David M. Goldstein
David M. Goldstein
10535 Foothill Blvd., Suite 300
Rancho Cucamonga, CA 91730
Telephone: 909/466-4757
Facsimile: 909/980-5525

Counsel for Plaintiff Gerald Smith
AMENDED STIPULATION OF SETTLEMENT

DATED: May 19, 2011	LATHAM & WATKINS LLP
PATRICK E. GIBBS
MELANIE M. BLUNSCHI

/s/ MELANIE M. BLUNSCHI MELANIE M. BLUNSCHI

355 South Grand Avenue
Los Angeles, CA 90071-1560
Telephone: 213/485-1234
Facsimile: 213/891-8763

Attorneys for Nominal Defendant Rentech and
Defendants Dennis L. Yakobson, Michael S.
Burke, D. Hunt Ramsbottom, Michael F. Ray,
Ronald M. Sega, Edward M. Stern, Halbert S.
Washburn, John A. Williams, Dan J. Cohrs,
Douglas M. Miller, I. Merrick Kerr and
Erich W. Tiepel
AMENDED STIPULATION OF SETTLEMENT